Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report of Agassiz Energy, LLC (the “Company”) on Form 10-Q for the transition period of October 6, 2006 through September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Larry Altringer, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:
1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
November 27, 2006

/s/ Larry Altringer
Larry Altringer
Chief Financial Officer